Exhibit 99.1

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.

FINANCIAL STATEMENTS

JUNE 30, 2009 AND 2008

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Sichuan Xintai Pharmaceutical Co., Ltd.

We have audited the accompanying balance sheets of Sichuan Xintai Pharmaceutical Co., Ltd. as of June 30, 2009 and 2008, and the related statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2009. Sichuan Xintai Pharmaceutical Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sichuan Xintai Pharmaceutical Co., Ltd. as of June 30, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/S/Bagell Josephs, Levine & Company, LLC

Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey
October 30, 2009

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.
BALANCE SHEETS

	June 30,
	2009	2008
ASSETS

Current assets:
Cash & cash equivalents	$620,596	$361,000
Accounts receivable, net of allowance for doubtful accounts	3,582,261	3,587,116
Other receivables, net of allowance for doubtful accounts	39,877	251
Inventories	59,693	396,628
Advance to vendors	1,077,677	109,737
Prepaid expenses	-	17,300
Deferred tax assets	360,302	778,720
Due from shareholder	111,155	-

Total current assets	5,851,561	5,250,752

Property, plant and equipment, net	91,259	21,716

Long-term loans to outside parties	1,129,944	-

Long-term loans to related party	1,358,843	-

Other asset	1,452,664	2,855,324

Total Assets	$9,884,271	$8,127,792

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,123,101	$9,119,296
Advance from customers	752,784	930,896
Other payables and accrued liabilities	96,254	24,307
Taxes payable	499,285	2,187
Due to shareholder	-	23,474

Total current liabilities	9,471,424	10,100,160

Long-term liabilities:
Long-term loan	86,199	85,842

Total Liabilities	9,557,623	10,186,002

Shareholders' equity
Capital contribution	250,973	250,973
Retained earnings (accumulated deficits)	521,449	(1,870,146)
Accumulated other comprehensive loss	(445,774)	(439,037)

Total shareholders' equity	326,648	(2,058,210)

Total Liabilities and Shareholders' Equity	$9,884,271	$8,127,792

The accompanying notes are an integral part of these financial statements.

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.
STATEMENTS OF INCOME
FOR THE YEARS ENDED JUNE 30,

	2009	2008

Revenues	$17,127,474	$7,576,098

Cost of sales	12,278,936	5,565,409

Gross profit	4,848,538	2,010,689

Operating expenses
Selling and distribution expenses	457,938	174,031
General and administrative expenses	1,189,112	502,238
Total operating expenses	1,647,050	676,269

Operating income	3,201,488	1,334,420

Other expenses
Interest (expenses)/income	(1,480)	33
Other (expenses)	(8,329)	(1,785)
Total other expenses	(9,809)	(1,752)

Income before income taxes	3,191,679	1,332,668

Provision for income taxes	800,084	397,660

Net income	$2,391,595	$935,008

Other comprehensive loss
Foreign currency translation adjustment	(6,737)	(244,788)

Comprehensive income	$2,384,858	$690,220

Basic and diluted income per common share
Basic	$1.20	$0.47
Diluted	$1.20	$0.47

Weighted average common shares outstanding
Basic	2,000,000	2,000,000
Diluted	2,000,000	2,000,000

The accompanying notes are an integral part of these financial statements.

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2009 AND 2008

	Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total

Balance at June 30, 2007	$250,973	$(2,805,154)	$(194,249)	$(2,748,430)

Net income of the year		935,008		935,008
Foreign currency translation adjustments			(244,788)	(244,788)

Balance at June 30, 2008	250,973	(1,870,146)	(439,037)	(2,058,210)

Net income of the year		2,391,595		2,391,595
Foreign currency translation adjustments			(6,737)	(6,737)

Balance at June 30, 2009	$250,973	$521,449	$(445,774)	$326,648

The accompanying notes are an integral part of these financial statements.

SICHUAN XINTAI PHARMACEUTICAL CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30,

	2009	2008

Cash flows from operating activities
Net income	$2,391,595	$935,008
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	8,484	3,065
Allowance for doubtful accounts	924,451	369,297
Changes in assets and liabilities:
(Increase) decrease in -
Account receivables	(904,692)	(3,421,177)
Other receivables	(39,594)	(60)
Inventories	338,326	(184,819)
Advance to vendors	(966,746)	(103,443)
Prepaid expenses	17,359	(19,890)
Deferred tax asset	421,336	397,660
Long-term loans to outside parties	(1,129,084)	-
Long-term loans to related party	(1,357,808)	-
Other asset	1,413,458	348,721

Increase (decrease) in -
Accounts payable	(1,033,336)	1,222,473
Advance from customers	(181,845)	629,567
Other payables and accrued liabilities	71,791	5,153
Tax payable	496,710	2,062

Net cash provided by operating activities	470,405	183,617

Cash flows from investing activities
Purchase of fixed assets	(77,883)	(13,389)

Net cash used in investing activities	(77,883)	(13,389)

Cash flows from financing activities
Proceeds from long-term loan	-	80,918
Proceeds (payments) from (to) shareholder loans	(134,624)	22,128

Net cash provided by (used in) financing activities	(134,624)	103,046

Effect of exchange rate changes on cash and cash equivalents	1,698	23,661

Net increase in cash and cash equivalents	259,596	296,935

Cash and cash equivalents, beginning of year	361,000	64,065

Cash and cash equivalents, end of year	$620,596	$361,000

Supplemental disclosures of cash flow information:
Interest paid	$1,480	$-
Income taxes paid	$4,249	$800

The accompanying notes are an integral part of these financial statements.

Note 1.  ORGANIZATION AND BASIS OF PRESENTATION

Sichuan Xintai Pharmaceutical Co., Ltd. (“Xintai” or the “Company”), was incorporated in Chengdu City, Sichuan Province, People’s Republic of China in November 1999, with registered capital in amount of RMB2,000,000 (equivalent to US$250,973). Xintai is primarily engaged in pharmaceutical technology promotion, trading and warehousing of traditional Chinese medicine and bio-chemistry products.

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains bank accounts in the PRC. Total cash at June 30, 2009 and 2008 amounted to US$620,596 and US$361,000, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable

Accounts receivable consists of balances due from customers for the sale of pharmaceutical products. Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts.

The Company does periodical reviews as to whether the carrying values of accounts have become impaired.  The assets are considered to be impaired if the collectability of the balances become doubtful, accordingly, the management estimates the valuation allowance for anticipated uncollectible receivable balances. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. As of June 30, 2009 and 2008, the total allowance for doubtful debts was US$1,441,208 and US$513,915, respectively

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

The Company’s inventories are composed of pharmaceutical products. Inventories are stated at the lower of cost (determined on a weighted average basis) or market.  The management compares the cost of inventories with the fair market value and an allowance is made for writing down the inventories to fair market value, if lower than the cost.  As of June 30, 2009 and 2008, no allowance for writing down the inventories to their fair market value is considered necessary.

Advances to vendors

Advances to vendors consist of balances paid for pharmaceuticals that have not been provided or received.  Advances to vendors are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the services and materials become doubtful. The Company determines that no reserve is necessary for the years ended June 30, 2009 and 2008.

Loans to outside parties

Loans to outside parties consist of various cash advances to unrelated companies with which the Company has business relationships.

Loans to outside parties are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances becomes doubtful. The Company determines that no reserve is necessary for the years ended June 30, 2009 and 2008.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the profit and loss account in the year in which it is incurred.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performances, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value.  Estimated useful lives of the assets are as follows:

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Office equipments	5 years
Vehicle	10 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the profit and loss account and is the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the assets and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in income.

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, renewals and betterments are capitalized.

Long-lived assets

The Company applies the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which was subsequently codified within Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) No. 360, “Property, Plant and Equipment”. ASC 360 requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets.  Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and other assets, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value.  Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets.  The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset.  If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value.  The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments.  The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary.  There was no impairment of long-lived assets for years ended June 30, 2009 and 2008.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advance from customers

Advance from customers consist of amounts received from customers relating to the sales of pharmaceuticals.  The Company recognizes these funds as a current liability until the revenue can be recognized.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized.  If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company’s net income when those events occur.  As of June 30, 2009 and 2008, the Company had deferred tax assets of US$360,302 and US$778,720, respectively. And the Company determines that no valuation allowance was necessary for the above years.

Commencing January 1, 2008, the PRC’s new Enterprise Income Tax ("EIT") law replaced the laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").  The new standard EIT rate of 25% replaced the 33% rate formerly applicable to both DES and FIEs.

Revenue recognition

The Company’s revenue policies are in compliance with the United States Accounting Guide.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cost of sales

Costs of sales include costs of the pharmaceuticals sold and used, inbound freight costs, cost of direct labor and overhead. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

Selling, general and administrative costs

Selling, general and administrative costs consist primarily of salaries and commissions for sales representatives, salaries for administrative staffs, rent expenses, depreciation expense and employee benefits for administrative staffs.

Comprehensive income

Statement of Financial Accounting Standards ("FAS") No. 130, “Reporting Comprehensive Income”, which was subsequently codified within ASC 220, “Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Statement of Cash Flows

In accordance with SFAS 95, "Statement of Cash Flows," which was subsequently codified within ASC 230, “Statement of Cash Flows”, cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Subsequent Events

The Company has evaluated subsequent events that have occurred through the date of this financial statement issuance.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Company computes earnings per share (“EPS’) in accordance with SFAS 128, “Earnings Per Share”, which was subsequently codified within ASC 260, “Earning Per Share”.  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign currency translation

The Company’s financial information is presented in US dollars. The functional currency of the Company is Renminbi (“RMB”), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than that RMB are included in statements of operations as exchange gains. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders’ equity.

	June 30, 2009	June 30, 2008
Year end RMB: US$ exchange rate	6.8307	6.8359
Average yearly RMB: US$ exchange rate	6.8591	7.2765

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables.  The Company does not require collateral or other security to support these receivables.  The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Shipping costs

Shipping costs are expensed as incurred. Shipping costs were included in selling expenses and amounted to $11,709 and $6,241 for the years ended June 30, 2009 and 2008, respectively.

Advertising

Advertising is expensed as incurred. Advertising expenses were included in selling expenses and amounted to $25,995 and $2,226 for the years ended June 30, 2009 and 2008, respectively.

Risks and uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks of Losses

The Company is potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company’s operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company’s financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period.  As of June 30, 2009 and 2008, the Company has not experienced any uninsured losses from injury to others or other losses.

Recent accounting pronouncements

In June 2009, FASB established Accounting Standards CodificationTM (“Codification”) as the single source of authoritative accounting principles recognized by the FASB in the preparation of financial statements in conformity with the GAAP. The Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of the Codification is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2009, FASB updated the accounting standards related to the consolidation of variable interest entities (“VIEs”). The standard amends current consolidation guidance and requires additional disclosures about an enterprise’s involvement in VIEs. The standard shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not expect the adoption to have a material impact on the Company’s results of operations or financial position.

In May 2009, FASB issued FAS No. 165, Subsequent Events, which was subsequently codified within ASC 855, “Subsequent Events”. The standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. An entity should apply the requirements of ASC 855 to interim or annual financial periods ending after June 15, 2009. Adoption of this standard does not have a material impact on the Company’s results of operations or financial position.

Note 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2009, the FASB updated the accounting standards to provide guidance on estimating the fair value of a financial asset or liability when the trade volume and level of activity for the asset or liability have significantly decreased relative to historical levels. The standard requires entities to disclose the inputs and valuation techniques used to measure fair value and any changes in valuation inputs or techniques. In addition, debt and equity securities as defined by GAAP shall be disclosed by major category. This standard is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and is to be applied prospectively. The adoption did not have a material effect on the Company's results of operations and financial condition.

In April 2009, the FASB updated the accounting standards for the recognition and presentation of other-than-temporary impairments. The standard amends existing guidance on other-than-temporary impairments for debt securities and requires that the credit portion of other-than-temporary impairments be recorded in earnings and the noncredit portion of losses be recorded in other comprehensive income. The standard requires separate presentation of both the credit and noncredit portions of other-than-temporary impairments on the financial statements and additional disclosures. This standard is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. At the date of adoption, the portion of previously recognized other-than-temporary impairments that represent the noncredit related loss component shall be recognized as a cumulative effect of adoption with an adjustment to the opening balance of retained earnings with a corresponding adjustment to accumulated other comprehensive income (loss). The adaption of this standard did not have a material effect on the preparation of the Company’s consolidated financial statements.

In August 2009, the FASB updated the accounting standards to provide additional guidance on estimating the fair value of a liability in a hypothetical transaction where the liability is transferred to a market participant. The standard is effective for the first reporting period, including interim periods, beginning after issuance. The Company does not expect the adoption to have a material effect on the Company's consolidated results of operations and financial condition.

Note 3. ADVANCE TO VENDORS

The Company periodically makes advances to certain vendors for purchases of advertising materials and equipments and records those advances as advance to vendors. Advances to vendors as of June 30, 2009 and 2008 amounted to $1,077,677 and $109,737, respectively.

Note 4. LOANS TO OUTSIDE PARTIES

As of June 30, 2009, the loans to outside parties included the following:

Names of Borrowers	Loan Balance	Loan Term	Annual Rate

Harbin Maidesen Artistic Design Co., Ltd.	$46,599	From Jul. 24, 2009 to Dec. 31, 2010	0.1%
Harbin Maidesen Artistic Design Co., Ltd.	731,990	From Jan. 31, 2009 to Dec. 31, 2011	0.1%
Beijing Anpudi Science & Technology Co., Ltd.	351,355	From Dec 6, 2008 to Dec. 31, 2011	0.1%

Total	$1,129,944

The above loans are unsecured. As of June 30, 2008, the company did not have loan to outside parties.

Note 5. RELATED PARTY TRANSACTIONS

As of June 30, 2009 and 2008, the Company had receivables from (+) and payable to (-) related parties as follows:

	As of June 30,
	2009	2008
Beijing Dongsheng Kexin Biology Curative Co.,Ltd	$1,358,843	$-
Zhu Xiaomei	111,155	(23,474)

Total	$1,469,998	$(23,474)

Beijing Dongsheng Kexin Biology Curative Co., Ltd. (“Dongshen Kexin”) is also owned by the Mr. Xiaodong Zhu, CEO of the Xintai, who holds 95% of Xintai’s total shares. The balance with Dongshen Kexin has a term from July 3, 2008 to December 31, 2011. The loan is unsecured and bears an annual interest of 0.1%.

Ms. Xiaomei Zhu is the chief financial officer, who holds 5% of the company’s total shares. The balance with Ms. Zhu is unsecured and bears no interest and has no fixed repayment date. The company expects the entire amount of the loan be settled within one year.

Note 6. PROPERTY, PLANT AND EQUIPMENTS

As of June 30, 2009 and 2008, the detail of property, plant and equipments was as follows:

	As of June 30,
	2009	2008
Office equipment	$77,122	$28,914
Automobiles	29,854	-
Sub-total	106,976	28,914

Less: accumulated depreciation	(15,717)	(7,197)

Property, plant and equipment, net	$91,259	$21,716

Depreciation expense for the years ended June 30, 2009 and 2008 was $8,484 and $3,065, respectively.

Note 7. OTHER ASSETS

Other assets represent value added taxes paid on purchases made with the relevant supporting invoices (input VAT), which are to be used in the following years (see Note 9 b). As of June 30, 2009 and 2008, the Company’s unused input VAT amounted to US$1,452,664 and US$2,855,324, respectively.

Note 8. LONG-TERM LOAN

The long-term loan represents working capital loan from Shenyang Zhonghai Bio-Chemical Technology Co., Ltd. The loan term is from October 1, 2007 to October 1, 2010. The loan is unsecured and bears an annual interest of 0.1%.

Note 9. TAXES

(a) Corporation income tax (“CIT”)

The Company did not generate any taxable income outside of the PRC for the years ended June 30, 2009 and 2008. The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Note 9. TAXES (CONTINUED)

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the New CIT Law), which is effective from January 1, 2008. Under the new law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%, replacing the previous applicable tax rate of 33%.  However, pending the detailed implementation rulings from the tax authorities, we believe that some of the tax concession granted to eligible companies prior to the new CIT laws will be grand fathered.

The income expenses for the two years ended June 30, 2009 and 2007 are as follows:

	For the years ended June 30,
	2009	2008
Income Taxes Expenses
Current	$378,749	$-
Deferred	421,336	397,660

Total	$421,336	$397,660

A reconciliation between the statutory PRC income tax rate and the effective tax rate is as follows:

	For the years ended June 30,
	2009	2008
Statutory income tax rate	25%	25%
Effect of change in exacted tax rate in the PRC	-	5%
Effective tax rate	25%	30%

Under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate on income reported in the statutory financial statements after appropriate tax adjustments. The PRC local government has provided various incentives to companies in order to encourage economic development. Such incentives include reduced tax rates, loss carry-forward and other measures.  As of July 31, 2006, the Company had accumulated net operating losses of RMB31,305,069. In January 2007, the Company obtained approval from the local tax authority to carry forward these net operating losses for income tax purpose for 5 years (from 2007 to 2011).  The utilization of the benefits from the losses carryforwards, together with the reserve for doubtful accounts, give rise to the deferred tax assets shown as follows:

Note 9. TAXES (CONTINUED)

	For the years ended June 30,
	2009	2008
Current Deferred Tax Assets
Allowance for doubtful accounts	$360,302	$128,479
Net operating loss carry forwards	-	650,241

Total Current Deferred Tax Assets	$360,302	$778,720

(b) Value added tax

The Company is subject to value added tax ("VAT") for trading and warehousing pharmaceutical products. The applicable VAT tax rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid value added taxes ("VAT") based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. Such timing difference due to the input VAT ahead of output VAT may result in VAT receivables.  The Company records such VAT receivables under other assets.

(c) Tax payable

As of June 30, 2009 and 2008, the Company had taxes payable as follows:

	As of June 30,
	2009	2008

VAT payable	$118,429	$-
Income tax payable	377,864	-
Other taxes and fees	2,992	2,187

Total	$499,285	$2,187

Note 10.  SHAREHOLDERS’ EQUITY

As of June 30, 2009 and 2008, the Company’s registered capital was RMB2,000,000 (equivalent to US$250,973), which was fully contributed by two shareholders.

The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were total 2,000,000 shares issued and outstanding for the years ended June 30, 20009 and 2008.

Note 11.  COMMITMENTS

The commitments are primarily the rental for the Company’s office space and warehouse.  As of June 30, 2009, the commitments related to the above rental are as follows:

Years Ending June 30,	RMB	US$ Equivalent

2010	635,155	92,915
2011	545,158	79,749
2012	446,751	65,354
2013	446,751	65,354
2014	297,834	43,569
Thereafter	-	-
	￥ 2,371,649	$346,941